Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Scully Royalty Ltd. (the “Company”) of our report dated April 30, 2021, with respect to the consolidated financial statements of the Company for the year ended December 31, 2020, included in the Company’s annual report on Form 20-F for the year ended December 31, 2020.

/s/ Smythe LLP

Smythe LLP

Chartered Professional Accountants

Vancouver, Canada

December 17, 2021